Exhibit 99.2

CONSENT OF JEFFERIES LLC

October 20, 2014

The Conflicts and Audit Committee of the Board of Directors of

Kinder Morgan G.P., Inc.

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

The Special Committee of the Board of Directors of

Kinder Morgan Management, LLC

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

We hereby consent to the inclusion of our opinion letter dated August 9, 2014 to the Conflicts and Audit Committee of the Board of Directors of Kinder Morgan G.P., Inc. and the Special Committee of the Board of Directors of Kinder Morgan Management, LLC (“KMR”) as (i) Annex B to the Kinder Morgan Energy Partners, L.P. proxy statement/prospectus which forms a part of this Amendment No. 2 to the Registration Statement on Form S-4 of Kinder Morgan Inc. (“KMI”) relating to the Transactions (as defined therein) (the “Registration Statement”) and to the references to such opinion and our firm in such proxy statement/prospectus under the captions entitled “SUMMARY TERM SHEET—Opinion of Jefferies LLC”, “SPECIAL FACTORS—Background of the Transactions”, “SPECIAL FACTORS—Recommendation of the KMGP Conflicts Committee, the KMR Board and the KMGP Board and Their Reasons for the Merger”, “SPECIAL FACTORS—Opinion of Jefferies LLC” and “RISK FACTORS”, (ii) Annex B to the KMR proxy statement/prospectus which forms a part of the Registration Statement and to the references to such opinion and our firm in such proxy statements/prospectuses under the captions entitled “SUMMARY TERM SHEET—Opinion of Jefferies LLC”, “SPECIAL FACTORS—Background of the Transactions”, “SPECIAL FACTORS—Recommendation of the KMR Special Committee and the KMR Board and Their Reasons for the Merger”, “SPECIAL FACTORS—Opinion of Jefferies LLC” and “RISK FACTORS”, and (iii) Annex E to the proxy statement of KMI relating to the Transactions, which forms a part of the Registration Statement, and to the references to such opinion and our firm in such proxy statement under the caption entitled “SPECIAL FACTORS—Background of the Transactions.”  We further consent to the references to the above-referenced opinion and our firm under the caption entitled “SPECIAL FACTORS—Background of the Transactions” in the El Paso Pipeline Partners, L.P. proxy statement/prospectus which forms a part of the Registration Statement.  By giving such consents, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Jefferies LLC